EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 21, 2013, relating to the consolidated financial statements included in this annual report on Form 40-F.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

March 22, 2013

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172